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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934.



                     Date of Report       October 14, 1999


                        SBA COMMUNICATIONS CORPORATION
                        ------------------------------
            (Exact name of registrant as specified in its charter)


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
                          Florida                                     333-50219                   65-0716501
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(State or other jurisdiction of incorporation or organization)  Commission File Number  (I.R.S. Employer Identification No.)



 One Town Center Road, Boca Raton, Florida                                                           33486
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(Address of principal executive offices)                                                           (Zip code)


                                                 (561) 995-7670
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                                 (Registrant's telephone number, including area code)
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Item 5            Other Events

                  SBA Communications Corporation ("SBA") reported that in the third quarter it increased its tower portfolio by 186 towers, or 24%, to 956 towers. The number of towers added was a record for the company, its second successive quarterly record for towers added. Of the 186 towers added in the third quarter, 108 were newly-built and 78 were acquisitions of existing towers. Included in the 78 towers acquired were 53 towers acquired from Horizon Telecom on September 30, 1999. The 78 towers were acquired at an aggregate price of $27.5 million representing a 15.6 times multiple of current tower cash flow.

                  At September 30, 1999, SBA was involved in projects for over 700 new tower builds throughout the nation and had agreements to acquire 63 additional existing towers in 14 separate transactions for an aggregate purchase price of $19.1 million, representing a 13.1 times multiple of current cash flow. These acquisitions are anticipated to close within the next six months.

Item 7            Financial Statements and Exhibits

                  (c)      Exhibits

                  99.1     Press release dated October 12, 1999
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




October 14, 1999                                     /s/  Jeffrey A. Stoops
                                                     ----------------------
                                                     Jeffrey A. Stoops
                                                     Chief Financial Officer